UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 28, 2014

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	001-12631	76-0190827
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200

HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2014, the Compensation Committee of the Board of Directors of Consolidated Graphics, Inc. (“Consolidated Graphics”), a Texas corporation, granted a discretionary bonus in the amount of $150,000 to Jon C. Biro, Executive Vice President and Chief Financial and Accounting Officer, the payment of which is contingent on the closing of the merger contemplated by the previously announced Agreement and Plan of Merger, dated as of October 23, 2013, (as it may be amended from time to time, the “Merger Agreement”), by and among Consolidated Graphics, R.R. Donnelley & Sons Company, a Delaware corporation (“RR Donnelley”), and Hunter Merger Sub, Inc., a Texas corporation and a wholly owned subsidiary of R.R. Donnelley (“Merger Sub”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 28, 2014, Consolidated Graphics held a special meeting of shareholders at which the shareholders of Consolidated Graphics voted on (i) a proposal to approve the Merger Agreement, (ii) the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement and (iii) a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for Consolidated Graphics’ named executive officers in connection with the merger contemplated by the Merger Agreement (the “Golden Parachute Compensation”).

Shareholders present in person or represented by proxy at the special meeting voted to approve the proposal to approve the Merger Agreement as follows:

For	8,144,393
Against	17,990
Abstain	71,729

The votes in favor of the approval of the proposal to approve the Merger Agreement represented 84.1% of the shares of common stock, par value $0.01 per share, of Consolidated Graphics (the “Common Stock”) issued and outstanding as of December 19, 2013, the record date for the special meeting, and entitled to vote thereat.

Shareholders present in person or represented by proxy at the special meeting voted in favor of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement, as follows:

For	7,681,706
Against	482,606
Abstain	69,800

The votes in favor of the adjournment of the special meeting represented 93.3% of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereat.  However, Consolidated Graphics did not call a vote on the adjournment of the special meeting in light of the approval of the proposal to approve the Merger Agreement, as described above.

Shareholders present in person or represented by proxy at the special meeting voted to approve the proposal to approve, by non-binding, advisory vote, the Golden Parachute Compensation as follows:

For	7,212,941
Against	944,906
Abstain	76,265

The votes in favor of the approval of the proposal to approve, by non-binding, advisory vote, the Golden Parachute Compensation represented 87.6% of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereat.

There were 9,687,642 shares of Common Stock issued and outstanding as of the record date and entitled to vote at the special meeting, of which 8,234,112 were represented in person or by proxy at the special meeting.  For each of the foregoing proposals, a quorum was present for the purposes of the vote.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

	By:	/s/ Jon C. Biro
Jon C. Biro
Executive Vice President and
Chief Financial and Accounting Officer
Date: January 28, 2014